                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): January 15, 1997


                            Ugly Duckling Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                     20841                   86-0721358
       (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)       File Number)         Identification Number)

            2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Ugly Duckling Corporation on January 29, 1997 solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

            The required financial statements of the business acquired are set forth below.

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                          Combined Financial Statements

                           December 31, 1996 and 1995

                    With Independent Auditors' Reports Thereon

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES


                                Table of Contents


                                                                       PAGE
                                                                       ----
Independent Auditors' Reports                                          F-1
                                                                       F-2
Combined Financial Statements:
   Combined Balance Sheets                                             F-3
   Combined Statements of Operations                                   F-4
   Combined Statements of Stockholder's Equity (Deficit)               F-5
   Combined Statements of Cash Flows                                   F-6
   Notes to Combined Financial Statements                           F-7 - F-13

                          INDEPENDENT AUDITORS' REPORT


      The Board of Directors
      Seminole Finance Corporation:

      We have audited the accompanying combined balance sheet of Seminole Finance Corporation and Related Companies (the Company) as of December 31, 1996, and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Seminole Finance Corporation and Related Companies as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

      The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the combined financial statements, the Company is involved in a lawsuit that involves a material amount of damages that, if there were an adverse outcome, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 7. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                        KPMG Peat Marwick LLP

      Tampa, Florida
      March 18, 1997

                          INDEPENDENT AUDITORS' REPORT


      The Board of Directors
      Seminole Finance Corporation:

      We have audited the accompanying combined balance sheet of Seminole Finance Corporation and Related Companies (the Company) as of December 31, 1995, and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Seminole Finance Corporation and Related Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                        BARTON & COMPANY, P.A.

      Tampa, Florida
      February 10, 1997

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                             Combined Balance Sheets

                           December 31, 1996 and 1995

                     ASSETS                                        1996                1995
                                                               ------------        -----------
Cash and cash equivalents                                      $    799,806             24,903
Finance receivables:
   Principal balance                                             34,126,855         62,347,472
   Less allowance for credit losses                             (10,600,000)       (12,247,949)
                                                               ------------        -----------
   Finance receivables, net                                      23,526,855         50,099,523
                                                               ------------        -----------
Notes receivable                                                    881,408          1,896,123
Inventories                                                       4,243,962          7,085,231
Prepaid expenses                                                     13,930             50,799
Property and equipment, less accumulated depreciation of
   $728,206 and $502,858 in 1996 and 1995, respectively           1,451,891          1,501,002
Other assets                                                      1,185,924            556,484
                                                               ------------        -----------
                                                               $ 32,103,776         61,214,065
                                                               ============        ===========
 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Liabilities:
   Accounts payable                                            $    201,228          1,322,403
   Accrued expenses and other liabilities                         1,323,070            350,744
   Due to affiliates                                              1,048,837            576,272
   Obligations under capital leases                                  10,250             23,581
   Notes payable                                                 31,152,844         49,475,517
   Subordinated note payable                                      1,000,000                 --
                                                               ------------        -----------
            Total liabilities                                    34,736,229         51,748,517
                                                               ------------        -----------
Stockholder's equity (deficit):
   Common Stock                                                      30,100             30,100
   Additional paid in capital                                     2,000,000          2,000,000
   Retained earnings (accumulated deficit)                       (4,662,553)         7,435,448
                                                               ------------        -----------
            Total stockholder's equity (deficit)                 (2,632,453)         9,465,548

Commitments, contingencies and subsequent events
                                                               ------------        -----------
                                                               $ 32,103,776         61,214,065
                                                               ============        ===========


See accompanying notes to combined financial statements.

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                        Combined Statements of Operations

                     Years Ended December 31, 1996 and 1995

                                                             1996                1995
                                                         ------------        ----------
Dealership revenues:
   Sales of used cars                                    $ 11,827,087        57,584,506
   Income on finance receivables                           10,193,024        18,941,403
                                                         ------------        ----------
                                                           22,020,111        76,525,909
                                                         ------------        ----------
Cost of dealership revenues:
   Cost of used cars                                        9,416,749        47,367,031
   Provision for credit losses                              7,106,949         9,724,355
                                                         ------------        ----------
                                                           16,523,698        57,091,386
                                                         ------------        ----------
           Net revenues from dealership activities          5,496,413        19,434,523

Other income                                                1,618,549         2,524,834
                                                         ------------        ----------
           Income before operating expenses                 7,114,962        21,959,357
                                                         ------------        ----------
Operating expenses:
   Selling and marketing                                    3,316,874         3,670,667
   General and administrative                               7,108,540        10,489,390
   Depreciation and amortization                              296,548           257,863
                                                         ------------        ----------
                                                           10,721,962        14,417,920
                                                         ------------        ----------
           Operating income (loss)                         (3,607,000)        7,541,437
                                                         ------------        ----------
Other expenses:
   Interest on subordinated note payable                       27,247                --
   Interest, other                                          3,714,905         5,170,330
   Loss on sale of finance receivables                      1,456,892                --
                                                         ------------        ----------
                                                            5,199,044         5,170,330
                                                         ------------        ----------
           Net earnings (loss)                           $ (8,806,044)        2,371,107
                                                         ============        ==========

See accompanying notes to combined financial statements.

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

              Combined Statements of Stockholder's Equity (Deficit)

                     Years Ended December 31, 1996 and 1995

                                                                 Retained            Total
                                                Additional       Earnings         Stockholder's
                                    Common        Paid-In      (Accumulated          Equity
                                    Stock         Capital         Deficit)          (Deficit)
                                   -------       ---------       ----------        ----------
Balances at December 31, 1994      $30,100       2,000,000        7,178,674         9,208,774

Net earnings                            --              --        2,371,107         2,371,107

Distributions to shareholder            --              --       (2,114,333)       (2,114,333)
                                   -------       ---------       ----------        ----------
Balances at December 31, 1995       30,100       2,000,000        7,435,448         9,465,548

Net loss                                --              --       (8,806,044)       (8,806,044)

Distributions to shareholder            --              --       (3,291,957)       (3,291,957)
                                   -------       ---------       ----------        ----------
Balances at December 31, 1996      $30,100       2,000,000       (4,662,553)       (2,632,453)
                                   =======       =========       ==========        ==========


See accompanying notes to combined financial statements.

                           SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                        Combined Statements of Cash Flows

                     Years Ended December 31, 1996 and 1995

                                                                                 1996               1995
                                                                             ------------        -----------
Cash flows from operating activities:
   Net earnings (loss)                                                       $ (8,806,044)         2,371,107
   Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
         Provision for credit losses                                            7,106,949          9,724,355
         Loss on sale of finance receivables                                    1,456,892                 --
         Loss on sale of property and equipment                                    17,744             34,239
         Depreciation and amortization                                            296,548            257,863
         Decrease in notes receivable                                           1,014,715                 --
         Decrease in inventory                                                  2,841,269          1,063,019
         Decrease (increase) in prepaid expenses                                   36,869            (14,395)
         Decrease (increase) in other assets                                     (629,440)           221,442
         Decrease in accounts payable                                          (1,121,175)          (975,581)
         Increase (decrease) in accrued expenses and other liabilities            972,326           (469,665)
                                                                             ------------        -----------
               Net cash provided by operating activities                        3,186,653         12,212,384
                                                                             ------------        -----------
Cash flows from investing activities:
   Decrease (increase) in finance receivables                                  18,008,827        (13,975,390)
   Proceeds from sale of property, plant and equipment                             73,106                 --
   Purchases of property, plant and equipment                                    (338,287)        (1,063,584)
   Loans to related parties                                                            --         (1,221,888)
   Repayments from related parties                                                     --            387,372
   Other                                                                               --            264,731
                                                                             ------------        -----------
               Net cash provided by (used in) investing activities             17,743,646        (15,608,759)
                                                                             ------------        -----------
Cash flows from financing activities:
   Repayment of obligations under capital leases                                  (13,331)           (12,243)
   Advances (repayments)of notes payable                                      (17,273,836)         5,605,693
   Advances on subordinated note payable                                        1,000,000                 --
   Distributions to shareholder                                                (3,291,957)        (2,114,333)
   Other                                                                         (576,272)           (59,739)
                                                                             ------------        -----------
               Net cash provided by (used in) financing activities            (20,155,396)         3,419,378
                                                                             ------------        -----------
               Net increase in cash                                               774,903             23,003

Cash at beginning of year                                                          24,903              1,900
                                                                             ------------        -----------
Cash at end of year                                                          $    799,806             24,903
                                                                             ============        ===========

See accompanying notes to combined financial statements.

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements

                           December 31, 1996 and 1995




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of Seminole Finance Corporation, Second Chance Finance, Inc., Second Chance Wholesale, Inc. and Choice Auto Sales (collectively, the Company). These Companies operate used car retail operations and a finance company in the state of Florida. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b) COMMON STOCK

                                  PAR           AUTHORIZED           SHARES
         COMPANY                 VALUE            SHARES           OUTSTANDING
         -------                 -----          ----------         -----------
Seminole Finance Corporation      No                 100               100

Second Chance Finance, Inc.       No                 100               100

Second Chance Wholesale, Inc.     $1              10,000               100

Choice Auto Sales                 $1              10,000               100

     (c) CASH EQUIVALENTS

         The Company considers all cash and money market accounts, bank certificates of deposits, and highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.


                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements




     (d) INCOME RECOGNITION

         Revenue from the sale of cars is recognized upon delivery, when the sales contract is signed and the agreed-upon down payment has been received.

         Income on finance receivables is recognized using the interest method.

         Unearned finance charges represent the balance of finance income (interest) remaining from the capitalization of the total interest to be earned over the original term of the related installment sales contract.

         The Company has elected to suspend the accrual of interest income on finance receivables when a loan has become delinquent generally after 90 days. If one of these delinquent receivables becomes current, interest income is recognized as if the account had not been delinquent. Late fees are charged on these accounts and recognized when collected.

     (e) ALLOWANCE FOR CREDIT LOSSES

         The allowance for credit losses is primarily provided through discounts charged by Seminole Finance Corporation when it purchases finance contracts from third parties. Additional provisions for credit losses are charged against income in amounts sufficient to maintain the allowance at a level considered adequate to cover the losses of the existing loans. Seminole Finance Corporation charges off loans based on a loan-by-loan review of the receivables. When a loan is deemed uncollectible, the Company first seeks recovery by attempting to repossess the vehicle financed. If the vehicle cannot be repossessed, then the Company writes off the loan against the allowance account.

     (f) INVENTORIES

         Inventories consist of used vehicles held for sale and is valued at the lower of cost or market. Vehicle reconditioning costs are capitalized as a component of inventory. The cost of used vehicles sold is determined on a specific identification basis. Repossessed vehicles are valued at the estimated net realizable value.

     (g) PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized using straight-line and accelerated methods over the shorter of the lease term or the estimated useful lives of the related improvements. Expenditures that extend the useful lives of property and equipment are capitalized. Maintenance and repair expenditures are charged to expense when incurred.



                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements



     (h) INCOME TAXES

         Each Company, with consent of its shareholder, elected to be treated as an S Corporation. As an S Corporation, the Company is generally not liable for income taxes since all income, losses and credits are passed through to the shareholder.

     (i) USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Estimates by management that are critical to the accompanying financial statements include the appropriate level of allowance for credit losses which can be significantly impacted by future industry, market, and economic trends and conditions. Actual results could differ significantly from these estimates.

     (j) CONCENTRATION OF CREDIT RISK

         The Company provides finance services in connection with used car dealerships to individuals residing primarily in Hillsborough, Pinellas, Pasco and Polk Counties, Florida.

     (k) RECLASSIFICATIONS

         Certain amounts in the 1995 combined financial statements have been reclassified to conform with the 1996 presentation.


(2)  FINANCE RECEIVABLES AND ALLOWANCE FOR CREDIT LOSSES

     A summary of net finance receivables at December 31, 1996 and 1995 follows:

                                                        1996               1995
                                                    ------------        -----------
          Contractually scheduled payments          $ 44,922,993         80,820,358
             Less unearned finance income            (10,796,138)       (18,131,041)
             Less unearned discounts                          --           (341,845)
                                                    ------------        -----------
                Principal balances, net               34,126,855         62,347,472

             Less allowance for credit losses        (10,600,000)       (12,247,949)
                                                    ------------        -----------
                Finance receivables, net            $ 23,526,855         50,099,523
                                                    ============        ===========

                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements



     Allowance for credit losses as a percent of principal balances totaled 31.06% and 19.6% as of December 31, 1996 and 1995, respectively.

     The changes in the allowance for credit losses were as follows for the years ended December 31:

                                                1996               1995
                                            ------------        -----------
          Balances, beginning of year       $ 12,247,949         11,419,769
          Provision for credit losses          7,106,949          9,724,355
          Discount acquired                           --         10,510,600
          Net charge-offs                     (8,754,898)       (19,406,775)
                                            ------------        -----------
          Balances, end of year             $ 10,600,000         12,247,949
                                            ============        ===========

(3)  PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31 follows:

                                                                         ESTIMATED
                                                                        USEFUL LIVES
                                              1996            1995         (YEARS)
                                           ----------       ---------       ----
          Land                             $   55,000          55,000         --
          Buildings and improvements          524,902         512,811       31.5
          Furniture and equipment           1,600,195       1,436,049       5-10
                                           ----------       ---------       ====
                   Total cost              $2,180,097       2,003,860
                                           ==========       =========

(4)  NOTES PAYABLE

     In May 1995, the Company amended its loan agreement for a revolving loan with a credit corporation. The note calls for interest payable at an annual rate of 30 day London Interbank Offered Rates (LIBOR) plus 3.00%. The note is secured by certain assets of the Company. As of December 31, 1996, the Company had a maximum commitment of $75,000,000 through May 1997, at which time the loan may be extended through a one-year automatic renewal. The Company borrowed $28,253,844 and $46,543,517 under this loan as of December 31, 1996 and December 31, 1995, respectively. (See note 8)


                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements




     In May 1994, the Company executed a loan agreement for $2,500,000 with a credit corporation. The note calls for interest at an annual rate of 30 day LIBOR plus 6.75%. The note is secured by certain assets of the Company and guaranteed by the owner of the Company. As of December 31, 1996, the Company had a maximum commitment of $2,500,000 through May 1996, at which time the loan was extended through a one-year automatic renewal. The Company borrowed $2,500,000 under this loan as of December 31, 1996 and December 31, 1995. (See note 8)

     The Company owes $1,048,837 and $576,272 as of December 31, 1996 and 1995, respectively, on borrowings from related companies owned by the same shareholder as the Company. These companies are offshore insurance companies that are liable for the losses on the credit insurance claims that result from insurance policies sold with the financing contracts. These loans have no specific terms for repayment or interest. (See note 8)

     On June 30, 1992, the Company purchased 50% of the office building it occupied until the end of 1995 from the shareholder of the Company. The shareholder of the Company purchased the office building on May 21, 1992 for $550,000. The mortgage on the building is in the name of the Company; therefore, 100% of the mortgage is recorded on the books of the Company. As of December 31, 1996 and 1995, the balance on the mortgage payable was $399,000 and $432,000, respectively, and the note bears interest at 9.25%.

     Aggregate installments of the mortgage payable are due as follows:

             YEARS ENDING DECEMBER 31,
             ------------------------
                      1997                               $  36,000
                      1998                                  36,000
                      1999                                  36,000
                      2000                                  36,000
                      2001                                  36,000
                   Thereafter                              219,000
                                                         ---------
                                                         $ 399,000
                                                         =========

(5)  SUBORDINATED NOTE PAYABLE

     In July 1996, the Company executed a senior subordinated note payable for $1,000,000. The note calls for interest payable at an annual rate of the prime rate plus 2.00%. The note is secured by certain assets of the Company and guaranteed by the owner of the Company.



                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements




(6)  LEASES

     The Company has several noncancelable operating leases, primarily for a computer system and office and warehouse space. Rent expense under these leases amounted to approximately $122,085 and $888,218 in 1996 and 1995, respectively. Future minimum lease payments are as follows:

            YEARS ENDING DECEMBER 31,
            ------------------------
                      1997                               $  61,573
                      1998                                  23,436
                      1999                                  19,311
                      2000                                  19,311
                      2001                                  14,483
                   Thereafter                               -
                                                         ---------
                                                         $ 138,114
                                                         =========


     The Company's capital lease obligation is for computer equipment that is recorded at a cost of $61,520 and has been depreciated by $54,343 through December 31, 1996. Amortization expense related to the capital lease is included in depreciation expense on the accompanying combined statements of operations. The lease terminates in 1997.


(7)  COMMITMENTS AND CONTINGENCIES

     In 1996, four companies that were former dealers from which the Company purchased retail installment contracts have filed suits and/or counterclaims against the Company and its related companies. The dealers seek to recover approximately $20,000,000 in damages for alleged usury and breach of contract, and to be indemnified for certain claims that may be made against them by the Florida Department of Revenue in connection with sales tax refunds previously paid to them. The Company has not yet responded to these claims and is in the process of providing discovery information to the dealers. Management of the Company intends to vigorously defend itself against these claims and believes these claims to be without merit. Because these cases are in the early stages, it is not possible to provide an evaluation of the likelihood of an unfavorable outcome, nor an estimate of the amount or range of any potential loss. Any unaccrued liability will not, in the opinion of management, have a material adverse effect on the Company's combined financial statements.


                                                                     (Continued)

                          SEMINOLE FINANCE CORPORATION
                              AND RELATED COMPANIES

                     Notes to Combined Financial Statements




(8)  SUBSEQUENT EVENTS

     On January 10, 1997, Ugly Duckling Corporation purchased ninety-one repossessed vehicles and certain new and used vehicle parts from the Company.

     On January 15, 1997, Ugly Duckling Corporation purchased certain assets and assumed certain liabilities of the Company. The Company sold substantially all of its finance receivables, certain inventory held for retail sale by the seller, and certain furniture, fixed assets and equipment for approximately $32,130,000. The proceeds from the sale of the assets were used to repay in full the Company's notes payable.

      (b)   Pro Forma Financial Information.

            The required pro forma financial information is set forth below.

                           UGLY DUCKLING CORPORATION
          PRO FORMA CONDENSED COMBINED BALANCE SHEET- UNAUDITED
                            DECEMBER 31, 1996
                              (in thousands)

                                                 Ugly                                 Pro Forma         Pro Forma
                                                Duckling         Seminole            Adjustments        Combined
                                                ---------         --------         -------------        ---------
     Assets:
     Cash and Cash Equivalents                  $  18,455         $    800         $         800 (a)    $  15,925
                                                                                          (2,530)(b)
     Finance Receivables:
       Held for Investment                         52,188               --                    --           52,188
       Held for Sale                                7,000           34,127                (3,061)(a)       38,066
                                                ---------         --------         -------------        ---------
         Principal Balances, Net                   59,188           34,127                (3,061)          90,254

       Less: Allowance for Credit Losses           (8,125)         (10,600)                2,000 (a)      (16,725)
                                                ---------         --------         -------------        ---------
         Finance Receivables, Net                  51,063           23,527                (1,061)          73,529
                                                ---------         --------         -------------        ---------

     Residuals in Finance Receivables Sold          9,889               --                    --            9,889
     Investments Held in Trust                      3,479               --                    --            3,479
     Inventory                                      5,752            4,244                  (244)(a)        9,752
     Property and Equipment, Net                   20,652            1,452                (1,199)(a)       20,905
     Goodwill and Trademarks, Net                   2,150               --                 6,096 (c)        8,246
     Other Assets                                   6,643            2,081                (2,081)(a)        6,258
                                                                                             250 (c)
                                                                                             265 (d)
                                                                                            (900)(d)
                                                ---------         --------         -------------        ---------
                                                $ 118,083         $ 32,104         $      (2,204)       $ 147,983
                                                =========         ========         =============        =========

     Liabilities:
       Accounts Payable                         $   2,132         $    201         $        (201)(a)    $   2,132
       Accrued Expenses and Other                   6,728            1,333                (1,333)(a)        6,728
       Notes Payable                               12,904           32,202               (32,202)(a)       42,804
                                                                                          29,900 (b)
       Subordinated Notes Payable                  14,000            1,000                (1,000)(a)       14,000
                                                ---------         --------         -------------        ---------
         Total Liabilities                         35,764           34,736                (4,836)          65,664
                                                ---------         --------         -------------        ---------

     Stockholders' Equity:
       Common Stock                                82,612            2,030                (2,030)(a)       82,612
       Accumulated Deficit                           (293)          (4,662)                4,662 (a)         (293)
                                                ---------         --------         -------------        ---------
         Total Stockholders' Equity                82,319           (2,632)                2,632           82,319
                                                ---------         --------         -------------        ---------
                                                $ 118,083         $ 32,104         $      (2,204)       $ 147,983
                                                =========         ========         =============        =========


The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                            UGLY DUCKLING CORPORATION
         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS- UNAUDITED
                          YEAR ENDED DECEMBER 31, 1996
                (in thousands, except earnings per share amounts)

                                         Ugly                          Pro Forma            Pro Forma
                                       Duckling       Seminole        Adjustments           Combined
                                       --------       --------        -----------           --------
Sales of Used Cars                      $53,768        $ 11,827               --            $ 65,595
Less:
  Cost of Used Cars Sold                 29,890           9,417               --              39,307
  Provision for Credit Losses             9,811           7,107               --              16,918
                                        -------        --------         --------            --------
                                         14,067          (4,697)              --               9,370
                                        -------        --------         --------            --------

Interest Income                          15,856          10,193               --              26,049
Gain (Loss) on Sale of Loans              4,434          (1,457)              --               2,977
                                        -------        --------         --------            --------
                                         20,290           8,736               --              29,026
                                        -------        --------         --------            --------

Servicing Income                            921              --               --                 921
Other Income                                650           1,620               --               2,270
                                        -------        --------         --------            --------
                                          1,571           1,620               --               3,191
                                        -------        --------         --------            --------

Income before Operating Expenses         35,928           5,659               --              41,587

Operating Expenses
  Selling and Marketing                   3,585           3,317               --               6,902
  General and Administrative             19,538           7,109              291(f)           26,938
  Depreciation and Amortization           1,577             297              457(e)            2,331
                                        -------        --------         --------            --------
                                         24,700          10,723              748              36,171
                                        -------        --------         --------            --------

Income (Loss) before Interest Expense    11,228          (5,064)            (748)              5,416

Interest Expense                          5,262           3,742               --               9,004
                                        -------        --------         --------            --------

Earnings (Loss) before Income Taxes       5,966          (8,806)            (748)             (3,588)

Income Taxes (Benefit)                      100              --             (100)(g)              --
                                        -------        --------         --------            --------
Net Earnings (Loss)                     $ 5,866        $ (8,806)        $   (648)           $ (3,588)
                                        =======        ========         ========            ========

Earnings (Loss) per Share               $  0.60                                             $  (0.54)
                                        =======                                             =========

Shares Used in Computation                8,283                                                8,283
                                        =======                                             ========



The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                           UGLY DUCKLING CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)    Basis of Accounting

On January 15, 1997, Ugly Duckling Corporation ("Ugly Duckling") completed the acquisition of substantially all of the net assets of Seminole Finance Corporation and Related Companies (the Company or "Seminole") in exchange for approximately $2,530,000 in cash and assumption of $29,900,000 in debt as described in (2)(b) below.

The pro forma unaudited combined statement of operations is presented using Ugly Duckling's audited consolidated statement of operations for the year ended December 31, 1996 combined with the Company's audited year ended December 31, 1996 combined statement of operations as if the transaction had taken place on January 1, 1996.

The pro forma unaudited combined balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 1996 and combines Ugly Duckling's audited December 31, 1996 consolidated balance sheet amounts with the Company's audited December 31, 1996 combined balance sheet amounts.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Ugly Duckling Corporation and with the combined financial statements and notes thereto of Seminole Finance Corporation and Related Companies.

The following pro forma combined statement of operations is not necessarily indicative of the future results of operations of Ugly Duckling or the results of operations which would have resulted had Ugly Duckling and the Company been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) Pro Forma Condensed Combined Statement of Operations and Pro Forma Condensed Combined Balance Sheet

The accompanying pro forma adjustments reflect adjustments for the following items:

(a) Reduction for cash, finance receivables, inventory, other assets, and liabilities not acquired by Ugly Duckling.

(b) Reduction of $2,530,000 for the cash remitted to Seminole. Ugly Duckling and Seminole utilize the same finance company for their respective lines of credit. Concurrent with the closing of the acquisition, the finance company increased Ugly Duckling's note payable by $29,900,000 and applied a similar amount against Seminole's note payable.

(c) Recognition of the excess of the purchase price over the net assets acquired (goodwill) in the amount of $6,096,000 and covenant not to compete of $250,000.

(d) Represents the payment of $265,000 for one year of rent in advance for an office building leased from Seminole, and the elimination of the escrow deposit of $900,000 paid by Ugly Duckling to the Company.

(e) Amortization of goodwill over a period of fifteen years and amortization of a covenant not to compete over a period of five years.

(f) Increase in rent expense for difference in lease rates for used car dealerships and an office building.

(g) Reduction in income tax expense for the income tax effect of the operating loss of the Company.

      (c)   Exhibits

            Exhibit Number    Description
            --------------    -----------
                  23.1        Consent of KPMG Peat Marwick LLP

                  23.2        Consent of Barton & Company, P.A.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         UGLY DUCKLING CORPORATION
                                                (Registrant)

Dated: March 31, 1997                    By: /s/ Steven P. Johnson

                                             Senior Vice President and Secretary


                                        v